Exhibit 23.1

Electric City Corp.
Elk Grove Village, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 9, 2004, except for Note 20, which is as of March 19, 2004, relating to the consolidated financial statements of Electric City Corp. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Chicago, Illinois
March 16, 2005